Exhibit 3.1
                    ARTICLES OF INCORPORATION

                                OF

                        PUMA ENERGY, INC.


                            ARTICLE I

                               NAME

              The name of the Corporation shall be:

                        PUMA ENERGY, INC.

                            ARTICLE II

                             DURATION

     The duration of the Corporation shall be perpetual unless sooner dissolved according to law.

                           ARTICLE III

                        CORPORATE PURPOSES

     The purpose or purposes for which the Corporation is organized are as follows:

     (a) To engage in the business of acquiring oil and/or gas properties, leases or farmouts, and to drill such properties, leases or farmouts, independently or in combination with other companies or individuals; to participate in research and/or development of one or more secondary oil and/or gas recovery methods to participate in completion of one or more oil and/or gas wells drilled by other entities; to participate in research and/or development of one or more procedures for producing oil and/or gas from coal, oil shale, bituminous sands, any or all; to contract as general partner to one or more of the business activities outlined above in this Article; to engage in all activities incident to one or more of the business activities outlined above in this Article; to engage in any other lawful business activities permitted by law.

     (b) To borrow money for the purpose of the Corporation and to issue bonds, notes and other evidences of indebtedness without giving security or by securing the same by pledge or mortgage of the whole or part of the property of the Corporation.

     (c) To issue stock for cash in payment for property or services rendered and to purchase, hold, sell and transfer shares of its own capital stock, provided that it shall not use its funds for property for the purchase of its own capital stock when the same would cause any impairment of its capital and provided further that shares of its own capital stock belonging to it shall not be voted directly or indirectly.

     (d) To enter into, make and perform contracts of every kind and description with any person, firm, association, partnership, corporation, municipality, body politic, country, territory, estate, government or colony, or any dependency of any political unit.

     (e) To conduct its business from one or more offices and to conduct all or any part thereof, within and beyond the limits of the State of Utah.

     (f) To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or incidental to the powers herein named, or which shall be any time appear conducive or expedient for the protection or benefit of the Corporation, either as holders of or interest in any property, or otherwise; with all powers, now or hereafter conferred by the laws under which this Corporation is organized.

     (g) To establish one or more subsidiary corporations under the laws of the State of Utah or any other state, and to qualify any such subsidiary corporations in any state to accomplish any of the objectives or purposes of the Corporation.

     (h) The foregoing clauses shall be construed as independent objects, purposes and powers, and each of the objects, purposes and powers herein mentioned shall be in furtherance, but not in limitation, of the others and shall, except where otherwise expressly set forth, be in nowise limited or restricted by reference to or inference from the terms of any clause.

                            ARTICLE IV

                          CAPITALIZATION

     The authorized capital of the Corporation shall be Five Thousand Dollars ($5,000). The aggregate number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of common capital stock of a $.0001 par value; all stock to be of one class; non-assessable and fully paid when issued; each share entitled to one vote at all special or annual meetings of shareholders; with no cumulative voting or pre-emptive rights. The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.
     The Board of Directors is authorized to establish, in conformity and compliance with the applicable provisions of the Utah Business Corporation Act, preferred or any special class of capital stock, in series or debt securities, to designate such series and to establish the variation in the relative rights and preferences as between series.

                            ARTICLE V

                   ADDRESS AND REGISTERED AGENT

     The Registered address of the Corporation shall be 926 Kennecott Building, Salt Lake City, Utah 84133 and the registered agent shall be Adam M. Duncan.

                            ARTICLE VI

                          INCORPORATORS

     The name and address of each incorporator are as follows:

          Roger H. Nelson
          2662 Skyline Drive
          Salt Lake City, Utah 84108

          David W. Glenn
          9039 South Julie Ann Way
          West Jordan, Utah 84084

          Von G. Adamson
          2033 Lincoln Cirlce
          Salt Lake City, Utah 84117

                           ARTICLE VII

                        BOARD OF DIRECTORS

     The Board of Directors shall consist of not less than three (3) memebers and not more than eleven (11) members.

                           ARTICLE VIII

                            DIRECTORS

     The name and address of each person who is to serve as a director until the first annual meeting of shareholders or until their successors shall be elected and qualify are as follows:

          Roger H. Nelson
          2662 Skyline Drive
          Salt Lake City, Utah 84108

          David W. Glenn
          9039 South Julie Ann Way
          West Jordan, Utah 84084

          Von G. Adamson
          2033 Lincoln Cirlce
          Salt Lake City, Utah 84117

                            ARTICLE IX

                            MANAGEMENT

     (a)  Board of Directors:

     The Board of Directors shall be elected by the stockholders at the annual stockholders' meeting and serve a term of one year and shall hold office until their successors are duly elected and qualified. Each director must be stockholder of record. Officer and employees need not be stockholders. The Board of Directors shall have the right to elect any stockholder to a vacancy on the Board of Directors created by the death, resignation or any other cause, to serve the remainder of the term of his predecessor and until a successor is elected and qualified.

     The Board of Directors shall have the right to create new officers and agents for the Corporation and to define their authority and duties; said officers and agents need not be stockholders; the property of the Corporation may be sold by the Board of Directors for whatever consideration the Board may deem adequate without authorization or subsequent ratification by the stockholders.

     (b)  Directors' Meetings:

     The Board of Directors shall meet at such regular times as shall be established by the Board of Directors from time to time. All directors not present at any meeting where the date is set for a further meeting must be notified at least five (5) days in advance of said meeting. A majority of the number of Directors entitled to vote at any meeting shall constitute a quorum. In the event that any votes at any Directors' Meeting shall be equally for or against a proposition, and the matter cannot be resolved after a second roll call, the President, or in his absence, the Vice President, shall have the power to cast the deciding vote.

     (c)  Removal - Resignation:

     Officers and Directors may be removed with or without cause at any time by the vote of a majority of the stock entitled to vote at any annual or special meeting called for the purpose. Any Officer or Director may resign by filing his written resignation with the Secretary of the Corporation; and in case of the resignation of the Secretary, with the President or Vice President and upon acceptance thereby by the Board of Directors, such resignation shall become effective. In the event that the resignation is not acted upon with five (5) days of the time said resignation is served upon the proper officer, the resignation shall become automatically effective and the office shall be vacant.

                            ARTICLE XI

                      STOCKHOLDERS' MEETINGS

     (a)  Annual Meetings:

     The annual stockholders' meeting of the Corporation shall be held on such date at such time and at such place, either within or without the State of Utah, as shall be determined by the officer or the Board of Directors calling such meeting.

     (b)  Notices:

     Notices of any annual or special meeting of the stockholders must be given by mailing notice to each stockholder at least ten (10) days prior to the date and hour for the said meeting.

     (c)  Majority Vote of Stock Present Shall Govern:

     Any resolution or business transacted by vote of a majority of the stockholders present or represented by proxy and voting; and no particular number of stockholders shall be required to be present or any particular number of shares need be voted in order for the stockholders to conduct business at any such meeting.

     (d)  Special Meetings:

     Special meetings of the stockholders may be called by the President, Vice President or by a majority of the Directors or by any number of stockholders who collectively are holders of record of not less than twenty-five percent (25%) of the common capital stock of the Corporation then issued and outstanding.

                           ARTICLE XII

           NON-LIABILITY OF STOCKHOLDERS AND MANAGEMENT

     The stockholders or officers and directors of the Corporation shall not be liable for the debts or obligations of the Corporation.

                           ARTICLE XIII

                    COMPENSATION OF MANAGEMENT

     The compensation to be paid the officers and directors will be fixed by the Board of Directors and the Board of Directors is hereby specifically authorized to make provisions for reasonable compensation to its members for their services as Directors and to fix the basis and conditions upon which such compensation shall be paid. Any director or shareholder may also serve the Corporation in any form.

                           ARTICLE XIV

                   TRANSACTIONS WITH MANAGEMENT
               OR AFFILIATES PERMITTED:  CONDITIONS

     The Corporation may deal with, purchase from, sell to, contract with or otherwise engage in business with any of its officers, directors, stockholders or affiliated persons or entities, without liability to the Corporation or the person, person, entity or entities, with whom such transaction or transactions are conducted, provided only that such transaction or transactions be conducted in good faith.

                            ARTICLE XV

          ISSUANCE OF UNISSUED STOCK OF THE CORPORATION
                       AND DEBT SECURITIES

     The Board of Directors may issue the unissued common stock of the Corporation and authorize and issue debt securities without prior approval of or submission to vote of the stockholders, for such consideration as the Board of Directors deems fair and equitable and on such terms and conditions as the Board of Directors deems to be in the best interests of the Corporation provided such action is in compliance with the applicable provisions of the Utah Business Corporation Act.

                           ARTICLE XVI

                       OPTIONS AND WARRANTS

     The Board of Directors may grant options or warrants to purchase unissued shares of the common stock of the Corporation without prior approval of or submission to the stockholders for such consideration as the Board of Directors deems fair and equitable and on such terms and conditions as the Board of Directors deems to be in the best interests of the Corporation, provided such action is in compliance with the applicable provisions of the Utah Business Corporation Act.

                           ARTICLE XVII

                            DIVIDENDS

     The Board of Directors may declare and distribute one or more partial liquidating dividends in cash, stock or other assets of the Corporation, without prior approval of or submission to the vote of the stockholders, provided such dividend is declared and paid out in compliance with the applicable provisions of the Utah Business Corporation Act.

                          ARTICLE XVIII

                 MORTGAGING OR ENCUMBERING ASSETS

     The Board of Directors may mortgage or encumber any of the assets of the Corporation with approval of or submission to the vote of shareholders, for any purpose deemed by the Board of Directors, in its sole discretion, to be beneficial to the Corporation.

                           ARTICLE XIX

                            AMENDMENTS

     The Articles may be amended at any annual meeting of the stockholders or at any special meeting called for such purpose by a vote of the majority of the stock voted at such meeting.

     WITNESS our hands and seals this 12th day of December, 1980.

                              /s/Roger H. Nelson

                              /s/David W. Glenn

                              /s/Von G. Adamson

STATE OF UTAH      )
                   :s
COUNTY OF SALT LAKE)

     On this 12th day of December, 1980, personally appeared before me ROGER
H. NELSON, DAVID W. GLENN and VON G. ADAMSON, who, by me being first duly sworn, did swear that they and each of them had read the foregoing Articles of Incorporation and before me they did each execute the same.

                              /s/Mikie M. Kennedy
                              NOTARY PUBLIC
                              I reside at Salt Lake city, Utah

My Commission Expires:

11/27/84
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